SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Seitel, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0025431
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10811 S. Westview Circle Building C, Ste. 100 Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☒

Securities Act registration statement file number to which this form relates:	333-113446
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of Each Exchange on Which Each Class is to be Registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereby is incorporated by reference to the description contained under the caption “Description of Capital Stock of Reorganized Seitel” in Seitel, Inc.’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2004 (Registration No. 333-113446) and declared effective by the Commission on June 9, 2004.

Item 2.	Exhibits.

Exhibit Number	Description
*4.1	Specimen Certificate of Common Stock of the Registrant.

99.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 99.1 of the Registration Statement on Form S-1, No. 333-11346, as filed with the SEC on March 10, 2004).

99.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 99.2 of the Registration Statement on Form S-1, No. 333-11346, as filed with the SEC on March 10, 2004).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SEITEL, INC.

By:	/S/ RANDALL D. STILLEY
Name:	Randall D. Stilley
Title:	Chief Executive Officer and President

Date: June 28, 2004

EXHIBIT INDEX

Exhibit Number	Description

*4.1	Specimen Certificate of Common Stock of the Registrant.

99.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 99.1 of the Registration Statement on Form S-1, No. 333-11346, as filed with the SEC on March 10, 2004).

99.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 99.2 of the Registration Statement on Form S-1, No. 333-11346, as filed with the SEC on March 10, 2004).

*	Filed herewith